EXHIBIT 10.42

LEASE

THIS LEASE AGREEMENT (“Lease”), is made and entered into, by and between 26111 Miles Road Ltd., an Ohio limited liability company (hereinafter called “Landlord”), and Affymetrix, Inc., a Delaware corporation (hereinafter called “Tenant”), to be effective as of April 1, 2010.

WITNESSETH

Landlord, in consideration of the rents and covenants herein stipulated to be paid and performed by the Tenant, hereby agrees to let and lease to Tenant, and Tenant hereby agrees to lease from Landlord upon and subject to the terms, covenants and conditions herein contained that certain land and that certain building (the “Building”) commonly known as 26111 Miles Road and consisting of 39,875 square feet of space, the same being situated in the City of Warrensville Heights, County of Cuyahoga and State of Ohio, as more fully described on Exhibit A attached hereto and made a part hereof (the “Premises”).  (The Premises may sometimes be referred to herein as the “Site.”)

1.           TERM.

(a)           The “Commencement Date” of the term of this lease shall be April 1, 2010.

(b)           Landlord and Tenant acknowledge and agree that Tenant currently occupies the Premises pursuant to that certain Lease entered into between Landlord and USB Corporation, an Ohio corporation, as of April 1, 2000, as amended by that certain Addendum between the parties thereto dated September 14, 2004 (as amended, the “Existing Lease”).

(c)           The term of this Lease shall be for a period of five (5) years beginning with the “Commencement Date” and ending on March 31, 2015.

2.           RENT.

(a)           Tenant’s obligations to pay rent and additional charges shall begin on the Commencement Date as hereinabove defined.

(b)           Tenant agrees without demand and without any deduction or setoff to pay to the Landlord at Landlord’s office located at c/o Champa & Company, Inc., 4225 Mayfield Road, South Euclid, Ohio 44121, or such place as Landlord may from time to time designate in writing, as and for rent until March 31, 2015, the annual sum of One Hundred Fifty-One Thousand Five Hundred Twenty-Five Dollars ($151,525.00) payable in monthly installments of Twelve Thousand Six Hundred Twenty-Seven Dollars and Eight Cents ($12,627.08) in advance upon the first day of each and every calendar month.  The rent payable for any portion less than all of a calendar month shall be a pro rata portion of the payment due for the full calendar month.

3.           ADDITIONAL CHARGES.

(a)           It is the purpose and intent of Landlord and Tenant that the rent herein specified shall be absolutely “net-net-net” to Landlord, so that this Lease shall yield to Landlord, net of any and all costs and expenses of the Premises unless specifically excluded under this Section or Section 9(c), the rent specified in Paragraph 2(b) above, or, during any renewal term, the rent specified in Paragraph 6.  Accordingly, Tenant agrees to assume and pay in addition to the rent, all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises which may arise or become due during the initial term and any renewal term of this Lease, except municipal, state and federal income taxes assessed against Landlord to the extent specified in Paragraph 3(b) and except for the costs of Landlord’s maintenance and repair obligations pursuant to Section 9(c).  Without limitation as to the generality of the foregoing, Tenant shall pay when due all real estate taxes and assessments with respect to the Premises, all reasonable costs and fees incurred in contesting same and/or negotiating with public authorities; the amount of any tax or excise on rent or on any service or services furnished under this Lease, all charges for snow removal and landscaping, the cost of all insurance required hereunder, except as set forth in Section 9(c), the cost of any and all repairs, replacements and alterations, whether exterior or interior and whether structural or non-structural, pertaining to the buildings situated on the Premises (excluding only repairs to the frame supporting the structure of the Premises and those items identified as the responsibility of the Landlord in Section 9(c)), the cost of all utility charges for gas, fuel, light, electricity, power, heat, water, sewerage and other governmental service charges which are or may be assessed or levied or become a lien upon the Premises, the cost of maintenance and janitorial services and all other operating expenses pertaining to the Premises and its use and occupancy hereunder.  Tenant by these presents indemnifies and saves harmless Landlord from and against all loss, cost, damage and/or expense (including reasonable attorneys’ fees) incurred as a result of Tenant’s default of its obligations hereunder.  Upon the expiration of the term or of the extended term hereof, all such costs and expenses which Tenant is required to pay hereunder shall be equitably apportioned and paid to the time of such termination.

(i)           Tenant may contest in good faith, by appropriate proceedings at its own expense, any real estate taxes or assessments, provided that Tenant shall first have paid such item, unless Landlord agrees that the payment of such item is to be postponed during the contest.  Nothing herein contained, however, shall release Tenant of the obligation and duty to pay and discharge such contested item or items as finally adjudicated, with interest and penalties, and all other charges directed to be paid in or by any such adjudication.  Any such contest or legal proceedings shall be begun by Tenant as soon as reasonably possible after the imposition of any contested item and shall be prosecuted to final adjudication with all reasonable promptness and dispatch; provided, however, that Tenant may, in its discretion, consolidate any proceeding to obtain a reduction in the assessed valuation of the Premises for tax purposes relating to any tax year with any similar proceeding or proceedings relating to one or more other tax years.  Anything to the contrary herein notwithstanding, Tenant shall pay all such contested items before the time when the Premises or any part thereof might be forfeited as a result of nonpayment.

(b)           Nothing herein contained shall require Tenant to pay any municipal, state or federal income taxes assessed against Landlord’s receipt of any rental income herein; provided, however, that if at any time during the term of this Lease or the extended term hereof, the method of taxation prevailing at the commencement of the term hereof shall be altered so as to cause the whole or any part of the taxes, assessments or impositions now or hereafter levied, assessed or imposed on real estate and the improvements thereon to be levied, assessed and imposed, wholly or partially, as a capital levy, or otherwise, on the rents received therefrom, or if any tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or based in whole or in part upon the Premises and shall be imposed upon Landlord, then in that event all such taxes, assessments, levies, impositions and/or charges so measured or based shall be deemed to be included within the term taxes for the purposes of Paragraph 3(a) next above and shall be paid and discharged by Tenant the same as herein provided in respect to the payment of real estate taxes and assessments.

(c)           Without limitation as to the generality of the foregoing, Tenant agrees to pay on or prior to the due date all real estate taxes and assessments with respect to the Premises and to furnish Landlord with official receipts from the appropriate taxing authority or exact copies of the same evidencing the payment thereof within forty-five (45) days after the date when any real estate tax or assessment is due.

(d)           Landlord shall have the right, but not the obligation, after notice to Tenant to pay, for the account of Tenant, any items not paid by Tenant hereunder when due (including, without limitation, real estate taxes and assessments and insurance premiums), and shall be entitled to reimbursement from Tenant within  ten (10) business days after written notice with respect to all such payments, together with interest from the dates of such payments to the date of actual reimbursement by Tenant, at the prime rate of interest as published by the Wall Street Journal on the date such payment is due.  Notwithstanding the imposition and/or payment of an interest charge, non-payment of any rent or other charges due hereunder shall continue to constitute a default of this Lease.

(e)           Tenant shall be responsible for and pay before delinquency all municipal, county, state or federal taxes assessed during the term of this Lease against any personal property of any kind owned or used by or placed in, upon or about the premises by Tenant.

4.           CONDITION OF PREMISES.

The Landlord makes no representations or warranties with respect to the Premises or the physical condition thereof unless expressly stated in this Lease.

5.           USE.

(a)           Tenant covenants that the Premises shall be used exclusively for the business of distributing, marketing and manufacturing of life science products and services  and no other use unless Tenant has first obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(b)           Tenant, at Tenant’s sole cost and expense, shall obtain all permits and licenses required by any governmental authority for use of the Premises and for the conduct of Tenant’s business, and Tenant shall operate its business in the Premises in accordance with all applicable laws, statutes, ordinances, rules and regulations promulgated by all governmental authorities and agencies having jurisdiction over the Premises or Tenant’s business. Tenant shall not do, nor permit to be done, anything which will invalidate or increase the cost of any insurance policy covering the Building or property located therein, unless Tenant pays for such increase; provided, however, that any consent required under Section 5(a) has been obtained.

6.           RENEWALS AND HOLDOVERS.

(a)           Tenant shall have an option to extend the term of this Lease for two (2) additional consecutive period(s) of five (5) years each, commencing on the expiration of the initial term or the first extension term (as applicable), upon the same terms and conditions, except rental which shall be agreed upon pursuant to Section 6(b), provided that at the time of such renewal Tenant is not in default beyond notice and cure periods under any of the terms and provisions of this Lease and provided further that Tenant has delivered written notice to Landlord of its intention to renew this Lease at least six (6) months (the “Renewal Date”) prior to its expiration.  If the parties do not negotiate a mutually acceptable rental rate for the renewal term prior to the Renewal Date, Tenant shall not have the right to exercise the renewal option. Tenant may exercise the second renewal option only if it has exercised the first renewal option in accordance with this paragraph.  If Tenant gives notice of its exercise of the option set forth herein, Tenant shall execute and deliver, within thirty (30) days after Tenant’s receipt from Landlord, an amendment to this Lease, providing that the term shall be extended and stating the rental rate for the renewal term.

(b)           The annual rental during such renewal shall be as negotiated by the parties.

(c)           In lieu of exercising its first or second renewal option, as applicable, under Section 6(a), Tenant shall have the option to elect to holdover for a period of either six (6), twelve (12) or eighteen (18) months, commencing on the expiration of the initial term or any renewal term, upon the same terms and conditions, except that base rental shall be one and one-half (1.5) times the rent due under this Lease, provided that Tenant is not in default beyond notice and cure periods under any of the terms and provisions of this Lease and provided further that Tenant has delivered written notice to Landlord of its intention to holdover for the six (6), twelve (12) or eighteen (18) month period it designates at least six (6) months prior to the expiration of the initial or renewal term, as applicable.

7.           UTILITY INTERRUPTIONS.

Landlord shall not be liable for any interruption of utility services nor shall any of Tenant’s obligations under this Lease be affected by any such interruption of utility services.

8.           ALTERATIONS, INSTALLATIONS AND REMOVAL OF IMPROVEMENTS BY TENANT.

(a)           Tenant shall have the right during the continuance of this Lease to make such interior alterations, changes and improvements to the Premises as may be proper or useful for the conduct of Tenant’s business and for the full beneficial use of the Premises, provided Tenant shall pay all costs and expenses thereof and make such alterations, changes and improvements in a good and workmanlike manner, using only labor which is compatible with other labor being used in the Building.  Tenant agrees, at the expiration or other termination of the Lease, if requested by Landlord, to remove any such alterations, changes and/or improvements made by Tenant and to repair any damage to the Premises caused by such removal.  Notwithstanding the above, any alterations, changes or improvements to or affecting the structure or exterior of the Premises or which change the front or character of the Premises shall require Landlord’s prior written consent which shall not be unreasonably withheld.

(i)           Tenant further agrees, at the expiration or other termination of the Lease, if requested by Landlord, to remove any alterations, changes and/or improvements to the Premises made by Tenant’s predecessors-in-interest, Amersham Pharmacia Biotech, Inc. (“APB”), under any prior lease agreement and to repair any damage to the Premises caused by such removal.  Notwithstanding the foregoing, Tenant shall not be obligated to expend more than One Hundred Thousand Dollars ($100,000.00) (the “Expense Cap”) to cause the Premises to be surrendered under this Lease, including the removal of all alterations, changes and/or improvements, restoration and  repair of any damage caused by the removal of any alterations, changes and/or improvements as made by APB or Tenant.

(ii)           Prior to the making of such alterations, changes and improvements, Tenant shall procure all necessary permits and shall comply with the terms and provisions of Ohio’s Mechanic’s Lien Statute, including, but not limited to, the filing of a “Notice of Commencement,” as such term is defined in said statute.  Tenant hereby completely and fully indemnifies Landlord against any Mechanic’s Lien or other lien, encumbrance or claims in connection with any construction by Tenant or the subsequent making of any alterations, changes and improvements by Tenant and will within thirty (30) days after notice from Landlord bond or discharge any such lien.  Nothing in this Lease contained shall be construed as a consent on the part of the Landlord to subject Landlord’s estate in the Premises to any lien or liability under any law relating to liens.

(b)           Except as otherwise provided, all signs, furnishings, trade fixtures, personal property and other equipment installed in the Premises by Tenant and paid for by Tenant and that may be removed without structural injury to the Premises (“Tenant’s Property”) shall remain the property of Tenant and  may be removed by Tenant upon the termination of this Lease.  Tenant shall repair any damage caused by such removal, it being understood that any damage related to the removal of Tenant’s Property which is not requested by Landlord pursuant to Section 8(a)(i) shall not be subject to the Expense Cap.  Notwithstanding the foregoing but subject to Tenant’s right to perform alterations during the Lease term, all light fixtures, and the complete electrical, plumbing, air-conditioning and heating systems, including ducts, diffusers, grills, controls and all other equipment and parts related to such systems, shall be and remain in the Premises at all times for the benefit of Landlord.

9.           MAINTENANCE AND OPERATION.

(a)           Tenant agrees that, at its own expense, it will comply with all appropriate laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments having jurisdiction over the Premises, Building, Site or Tenant’s business, and appropriate departments and commissions thereof including, but not limited to, the Occupational Safety and Health Act and any and all federal, state and local environmental laws; provided, however, that Tenant shall have the right, but not the duty, to contest by appropriate legal proceedings, in the name of Tenant without cost or expense to Landlord, the validity of any such laws, ordinances, orders, rules, regulations and requirements.

(i)           For purposes of this Section 9, “Hazardous Substance” means any matter giving rise to liability under the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Sections 9601 et seq. (including the so-called “SARA” amendments thereto), Chapters 3734 and 3745 of the Ohio Revised Code (“ORC”), any other applicable federal, state or local statute, law, ordinance, rule or regulation governing or pertaining to any hazardous substances, hazardous wastes, chemicals or other materials, including without limitation asbestos, polychlorinated biphenyls, radon, petroleum and any derivative thereof, or the storage, release, generation, treatment or transportation thereof (collectively referred to as “ENVLAW”) or any common law theory based on nuisance or strict liability.

(ii)           Tenant shall not allow Hazardous Substances to be located on the Premises in contravention of any applicable law, rule or ordinance, nor shall Tenant conduct or authorize the use, generation, transportation, storage, treatment or disposal at the Premises of any Hazardous Substances in contravention of any applicable law, rule or ordinance.

(iii)           If, as a result of Tenant’s use and occupancy of the Premises, the presence, release, threat of release, placement on or in the Premises, or the use, generation, transportation, storage, treatment, or disposal at the Premises of any Hazardous Substances: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under RCRA, CERCLA, ORC, ENVLAW or any common law theory based on nuisance or strict liability, (ii) causes a significant public health effect, or (iii) pollutes or threatens to pollute the environment, Tenant shall promptly take any and all remedial and removal action or other action necessary to clean up the Premises and mitigate exposure to liability arising from the Hazardous Substances, as required by law, rule, ordinance, or any order or directive of a governmental authority, agency or court of competent jurisdiction.

(iv)           Tenant shall indemnify, defend and hold harmless Landlord from and against all damages, claims, costs, losses and expenses (including but not limited to, actual attorneys’ fees and engineering fees) arising from or attributable to (i) the existence of any Hazardous Substances at the Premises as a result of Tenant’s use and occupancy of the Premises, and (ii) any breach by Tenant of any of its covenants contained in this paragraph.

(v)           Tenant will promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in the Lease, a copy of any forms, submissions, notices, reports, or other written documentation (Communications) relating to the presence of any hazardous substance in or about the Premises in violation of applicable laws, whether such Communications are delivered to Tenant or are requested of Tenant by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

(vi)           Notwithstanding any other provisions of this Lease but subject to the provisions of Section 20, Tenant shall allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for the presence of any Hazardous Substance, at any time deemed reasonable by Landlord, with reasonable notice to Tenant, except in the case of emergency.

(b)           In the event that any alteration or repair to the Premises is undertaken by Tenant during the initial term of this Lease or any renewal term, if any, such alteration or repair shall (i) be designed and constructed in full compliance with the American’s With Disabilities Act, as amended from time to time (the “Act”), and (ii) the cost of such design, alteration or repair to the Premises shall be borne solely by Tenant.  In addition, Tenant shall be responsible for all costs and expenses incurred or to be incurred in order to cause the Premises and the operation of Tenant’s business within the Premises to comply with the Act, and, if Tenant fails to keep and maintain the Premises in compliance with the Act, Landlord shall have the right but not the obligation, at Tenant’s sole cost and expense, to enter the Premises and cause the Premises to be put into compliance with the Act; and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, claims and liabilities, including but not limited to the fees of counsel, arising out of or resulting from Tenant’s failure to maintain and keep the Premises in compliance with the Act.

(c)           Landlord, at its expense, shall make all necessary (x) repairs to the parking lot (provided that Tenant shall be responsible for sidewalks and loading docks of the Premises); (y) repairs to the roof; and (z) structural repairs to the frame supporting the structure of the Premises and the exterior walls, foundation and structural steel. Tenant shall, at its expense, be responsible for making all other structural repairs to the Premises including the sidewalks, loading docks exterior windows and garage doors of the Premises; and Tenant shall at all times keep the interior of the Premises including the heating, lighting, plumbing, air-conditioning, fixtures, appliances and equipment in good condition and repair, and shall replace all broken glass.  At the end of the term, Tenant shall peaceably quit and surrender the Premises in said good condition, ordinary wear, tear and casualty damage excepted.    Tenant shall be responsible for complete maintenance and repair of the parking areas, including, but not limited to, snow and debris removal.

10.           RENT DEMAND: ACCORD AND SATISFACTION.

(a)           After the service of any notice or commencement of any suit, or final judgment therein, Landlord may receive and collect any rent due and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

(b)           No payment by Tenant or receipt by Landlord of a lesser amount than the rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available at law or in equity.

11.           WAIVER OF LIABILITY BY TENANT.

Landlord and Landlord’s agents and employees shall not be liable for and Tenant waives all claims for damage to person or property, loss of business and any and all other losses, claims, expenses or damages sustained by Tenant or any person claiming through Tenant, its officers, employees, customers, contractors, invitees, or agents, resulting from any occurrence in or upon the Premises or any other part of the Building or Site, unless due to the gross negligence or willful misconduct or breach of this Lease of Landlord, its agents, employees, or representatives.

12.           WAIVER OF SUBROGATION.

(a)            Both the Landlord, and the Tenant waive any and all rights of recovery, claim, action or cause of action, against the other, their agents, officers and employees for any loss, claim or damage that may occur to the Premises herein demised, the contents thereof, improvements thereto, or the Building of which the demised Premises are a part or any improvements thereto, by reason of fire, the elements or any other cause which could be insured against under the terms of a standard Fire and Extended Coverage Insurance policy or policies, regardless of cause of origin, including the negligence of the Tenant or Landlord as the case may be, their agents, officers and employees.  All of Landlord’s and Tenant’s repair and indemnity obligations under the Lease shall be subject to the waivers contained in this paragraph to the extent covered by insurance.

13.           INDEMNIFICATION AND INSURANCE.

(a)           Tenant will indemnify, defend and save Landlord harmless from and against any and all claims, actions, damages, losses, liability and expenses incurred, including reasonable attorneys’ fees, in connection with loss, damage or injury to persons or property occurring in, on or about, or arising directly or indirectly out of the use or occupancy of or  conduct of Tenant’s business on the Premises, Building or Site in violation of law, or the failure by Tenant to perform its covenants or carry out its obligations under this Lease, or occasioned wholly or in part by any negligent act or omission or willful misconduct of Tenant, Tenant’s agents, officers, contractors, customers or employees, except the gross negligence or willful misconduct of Landlord or any of its agents, employees or representatives.

(i)           Landlord will indemnify, defend and save Tenant harmless from and against any and all claims, actions, damages, liability and expenses incurred, including reasonable attorneys’ fees, in connection with loss, damage or injury to persons or property arising out of or due to the gross negligence or willful misconduct by Landlord, or any of its agents, employees or representatives with respect to Landlord’s covenants and obligations under this Lease, except the negligence or willful misconduct of Tenant, its agents, contractors, customers or employees.  Landlord agrees that, for purposes of the preceding sentence, Landlord shall be deemed to be acting willfully if Landlord fails to fulfill responsibilities of Landlord under this Lease in a timely manner following Landlord’s receipt of specific written notification from Tenant (for example, notification of Landlord by Tenant of a specific roof leak that is in need of repair).

(b)           Tenant at all times during the term of this Lease shall, at its own expense, keep in full force and effect public liability insurance and property damage insurance described below.  Landlord shall have the sole and exclusive right to negotiate, adjust, and receive any insurance loss and proceeds; provided, that such insurance coverage related to Landlord’s and not Tenant’s insurable interest, subject to the rights of any mortgagee of Landlord.

(i)           Said insurance coverage shall include, but not be limited to, comprehensive general liability insurance, including property damage, insuring Landlord (as a loss payee for property insurance and an additional insured for liability insurance) and Tenant against claims for personal injury, death, and property damage occurring on or about the Premises, or related thereto, in an amount of not less than $10,000,000 per occurrence.

(ii)           All of said insurance shall be in, from and with companies licensed to do business in the State of Ohio and shall provide that it shall not be subject to cancellation, termination or change except after at least ten (10) days prior written notice to Landlord.  All insurance provided by Tenant as required by this paragraph (b) shall name Landlord as an additional insured as its interests shall appear.  A duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the Commencement Date and upon renewals of such policies not less than  fifteen (15) days prior to the expiration of the term of such coverage.  If Tenant fails to comply with such requirements, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect and Tenant shall pay Landlord the premium cost thereof upon demand.

(c)           Tenant shall obtain a property insurance policy on a “special perils form” which shall include, but not be limited to, coverage for fire, extended coverage, vandalism and malicious mischief and which shall cover all personal property, furnishings, furniture, trade fixtures, contents, merchandise and improvements and betterments made in the Premises or paid for by the Tenant for their full insurable value on a replacement cost basis.  Tenant shall obtain its own boiler and machinery insurance.

(d)           Landlord shall obtain and maintain fire and extended casualty insurance on the buildings and improvements comprising the Site in an amount determined by the Landlord.  Such policy shall name the Tenant as an additional insured and as loss payee as its interests may appear.  The Tenant shall reimburse the Landlord for the amount of the premiums for such coverage attributable to the Premises within  ten (10) business days after the presentation of the invoice.  Such coverage may, at Landlord’s option, be under Landlord’s master policy covering the buildings and other properties of Landlord.

(e)           Tenant agrees to comply with all rules, regulations and requirements of any federal, state, county or municipal authority, the Board of Fire Underwriters or like organization, applicable to the Premises.  Tenant, at Tenant’s cost and expense, shall make all replacements, alterations, and any and all repairs to the Premises required to comply with such rules, regulations and requirements.

14.           SIGNS AND DRAPES.

Tenant shall not place any signs on the exterior of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  All signs, consented to by Landlord, shall comply with all requirements of any governmental authority and all necessary permits or licenses shall be obtained by Tenant.  Signs may be painted on the front and rear door entrances providing that they are painted in white lettering.  A free standing Anodized Aluminum sign can be placed in the flower bed on the side of the Building.  No signs can be attached to the Building except as are already attached thereto.  Tenant shall maintain all signs in good condition and repair at all times, and shall save the Landlord harmless from injury to person or property arising from the erection and maintenance of said signs.  Upon vacating the Premises, Tenant shall remove all signs and repair all damages caused by such removal.

15.           ASSIGNMENT AND SUBLETTING.

(a)           This Lease shall not be assigned, mortgaged, pledged, encumbered or in any other manner transferred by the Tenant, voluntarily or involuntarily, by operation of law or otherwise, nor shall the Premises or any part thereof be sublet, licensed, granted to a concessionaire or used or occupied by anyone other than Tenant, without the prior consent of the Landlord, which consent shall not be unreasonably withheld.  Any consent by Landlord to any assignment, subletting, licensing, grant to a concessionaire or use or occupation by anyone other than Tenant, shall not constitute a waiver of the necessity for such consent under any subsequent assignment, subletting, licensing, grant to a concessionaire or use of occupation by anyone other than Tenant.

(b)           If Tenant shall, during the term of this Lease, sublet all or any part of said Premises or assign this Lease, either with or without the consent of Landlord, Tenant shall nevertheless remain fully liable under all of the terms, covenants, and conditions of this Lease.  If this Lease be assigned, or if the Premises or any part thereof be subleased or occupied by anybody other than Tenant, Landlord may collect from the assignee, or following a default by Tenant under this Lease beyond applicable notice and cure periods, from any sublessee or occupant, any rent or other charges payable by Tenant under this Lease and apply the amount collected to the rent and other charges herein reserved, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee or occupant as a tenant nor a release of Tenant from the performance by Tenant under this Lease.

(c)           Notwithstanding anything to the contrary in this Lease, (i) Tenant may, without Landlord’s prior written consent and without constituting an assignment or sublease hereunder, sublet the Premises or assign this Lease to (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of a substantial portion of Tenant’s assets and (ii) a sale or transfer of Tenant’s capital stock or other equity interests shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises.

16.           DAMAGE OR DESTRUCTION.

(a)           If (i) the Premises Site shall be damaged to the extent of more than twenty-five percent (25%) of the cost of replacement thereof, respectively, or (ii) the proceeds of Landlord’s insurance recovered or recoverable as a result of the damage shall be insufficient to pay fully for the cost of replacement of the Premises and the Building in which they are located and Tenant is unwilling to make up such insufficiency, or (iii) the Premises or said Building shall be damaged as a result of a risk which is not covered by Landlord’s insurance, or (iv) the Premises shall be damaged in whole or in any part during the last  one (1) year of the Lease term or of any renewal term hereof or (v) the Building of which the Premises are a part shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof, whether or not the Premises shall be damaged; then in any such event Landlord, in its sole discretion, may terminate this Lease by notice given within sixty (60) days after such event and upon the date specified in such notice, which shall not be less than thirty (30) days nor more than sixty (60) days after the giving of said notice, this Lease shall terminate and come to an end, and Tenant shall vacate and surrender the Premises to Landlord.  If this Lease shall not be canceled and if the repair or restoration shall take one hundred eighty (180) days or more, Landlord shall notify Tenant within sixty (60) days from the damage or destruction and Tenant shall have twenty (20) days from receipt of said notification to terminate this Lease by delivering written notice to Landlord within said twenty (20) day period.  Following the casualty an equitable abatement of the rent and additional charges shall be allowed based upon the extent to which Tenant’s use of the Premises is diminished from the date when the damage occurred until completion of the repairs or rebuilding or, in the event Landlord or Tenant elects to terminate this Lease, until said date of termination.  Notwithstanding the foregoing, Landlord shall not have the right to terminate the Lease if the damage to the Building is (a) due to a risk required to be insured against under Section 13(d) of the Lease or (b) relatively minor (e.g., repair or restoration would cost less than ten percent (10%) of the replacement cost of the Building).

(b)           If this Lease shall not be terminated as provided in Paragraph (a) above, Landlord, at Landlord’s expense, shall proceed diligently with the repair or restoration of the Premises to place the damaged Premises in substantially the same condition they shall be in upon delivery of possession of the Premises to Tenant.

17.           EMINENT DOMAIN.

(a)           In the event that the Premises, the Building or the Site or any part thereof shall at any time after the execution of this Lease be taken for public or quasi-public use or condemned under eminent domain or conveyed under threat of such a taking or condemnation, Tenant shall not be entitled to claim, or have paid to the Tenant any compensation or damages whatsoever for or on account of any loss, injury, damage, taking or conveyance of any right, interest or estate of the Tenant and the Tenant hereby relinquishes and hereby assigns to Landlord any rights to any such damages.  Landlord shall be entitled to claim and have paid to it for the use and benefit of Landlord all compensation and damages for and on account of or arising out of such taking, condemnation or conveyance without deduction from the amount thereof for or on account of any right, title, interest or estate of Tenant in or to said property.  Tenant upon request of Landlord will execute any and all releases, transfers or other documents as shall be required by such public or quasi-public authority to effect and give further evidence and assurances of the foregoing.  Tenant shall have the right to any separate award made by the condemning authority for moving expenses and the leasehold improvements paid for and installed by Tenant.  Notwithstanding the foregoing, Tenant shall be entitled to make a claim against such condemnation proceeds for (i) its moving costs and (ii) the value of its personal property, fixtures, equipment, alterations and other interests in the Premises.

(b)           In case of any taking, condemnation or conveyance referred to in this Section, then if and when there is an actual taking or conveyance of physical possession of any material part of the Premises or any material part of the Site, then Landlord may cancel and terminate this Lease by giving notice to Tenant within ten (10) days after such an actual taking or conveyance of physical possession and should such an actual taking or conveyance of physical possession of any part of the Premises occur at any time when the then remaining term of this Lease is less than two (2) years, then either party may likewise cancel and terminate this Lease by giving notice to the other party within said ten (10) day period.  If this Lease is not terminated following any of said actual takings of conveyances of any part of the Premises, then Landlord shall at Landlord’s own expense, but only to the extent of an equitable proportion of the award for the portion of the Premises taken (excluding any award of land), make such repairs to the Premises as are necessary to constitute a complete architectural and tenantable unit.  In the event of a partial taking or conveyance of the Premises a proportionate allowance shall be made in the Rent based on the proportion of the Premises remaining as compared to the original Premises, however, in the event the Premises have been reduced in excess of twenty-five percent (25%) of the square footage in the Premises, Tenant may cancel this Lease after ten (10) days written notice to Landlord.

18.           LANDLORD’S REMEDIES UPON DEFAULT.

(a)           Tenant shall be in default if: (i) the payment of rent or other sums of money required to be paid by Tenant are not paid within ten (10) days after receipt of written notice from Landlord that such payment is past-due and an additional ten (10) days after receipt of a second notice from Landlord if Tenant has not paid in the first ten (10) day period; (ii) Tenant continues to fail to perform any of the covenants, terms, conditions, provisions, rules and regulations of this Lease (other than for the payment of any sums) thirty (30) days after having received written notice of such failure by Landlord (or such longer period not to exceed sixty (60) days as may be reasonably required if the failure is not capable of being cured within a thirty (30) day period and the Tenant proceeds to effect such cure with due diligence) and an additional ten (10) days after receipt of a second notice from Landlord if Tenant has not cured the breach in the first period; (iii) Tenant shall commit waste or shall assign or sublet the Premises except as expressly permitted by this Lease; (iv) Tenant shall vacate the Premises or fail to occupy and conduct Tenant’s business in the Premises for a period of fifteen (15) days or longer; (v) Tenant or any assignee or sublessee of the entire Premises shall file or have filed against it (provided that with respect to any petition filed against it, such petition shall not have been vacated within sixty (60) days from the filing), a petition for adjudication in or as a bankruptcy, for reorganization, for an arrangement, or for any other debtor or capital structure relief under any existing or future Bankruptcy Act as same may be amended, supplemented or replaced; (vi) Tenant or any assignee or sublessee shall make an assignment for the benefit of creditors; (vii) a receiver of any property of Tenant shall be appointed in any action, suit or proceeding by or against Tenant; or (viii) the interest of Tenant in the Premises or in any assets or property of Tenant shall be offered for sale or sold under execution or other legal process, (all of which shall jointly and severally constitute a “Default”).

(b)           Upon a Default, Landlord, in addition to all other remedies given to Landlord in the Lease, at law or in equity, may by three (3) days written notice to Tenant terminate this Lease, and, upon terminating this Lease and without further notice re-enter the Premises by summary proceedings or otherwise and in any event may dispossess the Tenant.  Under no circumstances is this Lease to be an asset for Tenant’s creditors by operation of law or otherwise.  No re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless written notice of such intention be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction.  Tenant agrees it is and shall remain liable for all rent and other charges and sums due hereunder, which liability shall survive the termination of this Lease, the re-entry by Landlord and the issuance of any action to secure possession of the Premises.  Landlord shall have the right to maintain successive actions against Tenant for recovery of such damages or for said rents and other charges and sums as are payable hereunder and Landlord shall not be required to wait to begin such actions or legal proceedings until the date this Lease would have expired.  In the event of such re-entry, Landlord may, without being obligated so to do, if the Lease be terminated, in its own behalf, relet the whole or any portion of said Premises, or the whole or any portion thereof with additional space, for any period equal to, greater or less than the remainder of the original term of this Lease, for any sum (including any rental concessions) which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate.  In the event of any reletting, Tenant shall be released from its obligations under this Lease relating to actions or omissions after such reletting other than its obligations to pay rent and real estate taxes under Section 2 and Section 3, and Landlord may apply the rent received from such reletting therefrom first to the payment of Landlord’s reasonable expenses, including attorney’s fees incurred by reason of Tenant’s default, commissions and the repairs, renovation or alteration of the Premises and then to the payment of rent and all other sums due from Tenant hereunder, Tenant remaining liable for any deficiency.

(c)           Any obligation imposed by law upon Landlord to relet the Premises shall be subject to the reasonable requirements of Landlord to develop in a harmonious manner the real estate of which the Premises are a part, and the failure of Landlord to relet, or if relet, to collect the rent under such reletting, shall not release or affect Tenant’s liability for damages hereunder.  Landlord shall use its best efforts to mitigate any damages resulting from any default by Tenant, and Tenant shall not in any event be liable for any damages reasonably mitigable by Landlord.  Landlord shall have no lien or other interest in any item of Tenant’s Property.

(d)           In the event of a default beyond notice and cure periods by Tenant of any of the terms, provisions, covenants, conditions, rules and regulations of this Lease, Landlord shall have the right to injunction and the right to invoke any remedy permitted to Landlord under the Lease, at law or in equity.  All remedies available to Landlord are declared to be cumulative and concurrent.  No termination of this Lease nor any taking or recovering of possession of the Premises shall deprive Landlord of any of its remedies or actions against Tenant.

19.           HOLDOVER BY TENANT.

If Tenant remains in possession of the Premises after the expiration of the tenancy created hereunder, and without the execution of a new lease or the proper exercise of Tenant’s holdover option under Section 6(c), Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month and subject to all of the provisions of this Lease in effect on the day before the expiration of the tenancy, except those relating to term and except that the rent shall be double the amount paid by Tenant during the last month of the term of this Lease.

20.           RIGHTS OF LANDLORD.

Landlord reserves the right at all reasonable times to go upon and inspect the Premises and every part thereof and at Landlord’s option to make emergency repairs, if Tenant shall have failed to make such repairs, or repairs, alterations and additions to the Premises or the Building of which the Premises are a part; provided, however, that (i) such action by Landlord will not alter the responsibilities of the parties under Section 9(c); and (ii) except to the extent required to make such emergency repairs, Landlord agrees that Landlord will give at least 24 hours prior notice to Tenant of any entry in the Premises and upon entering the Premises, he will not unreasonably interfere with, disrupt or adversely affect the operation or conduct of Tenant’s business or the performance by any of the Tenant’s employees of his or her duties and responsibilities.

If the Landlord shall make any payments on behalf of Tenant or if Landlord shall make repairs to the Premises which are Tenant’s obligation under this Lease (whether or not an emergency situation exists) then any amounts so paid or incurred by Landlord are agreed and declared to be “additional rent” and shall be due and payable to Landlord from Tenant upon submission to Tenant of an invoice, bill or statement therefor.

21.           SUBORDINATION: ATTORNMENT.

(a)           Landlord reserves the right to demand and obtain from Tenant a waiver of priority, in recordable form and in form reasonably acceptable to Tenant, subordinating Tenant’s Lease in favor of any mortgage loans, refinancings, replacements, renewals, modifications, amendments, extensions or consolidations placed upon the Premises from time to time by the Landlord; provided that Landlord shall procure from any mortgagees an agreement in a form reasonably acceptable to Tenant (a “Non-Disturbance Agreement”) providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, Tenant’s tenancy will not be disturbed nor this Lease affected by any default under such mortgage, and Tenant agrees that this Lease shall remain in full force and effect even though default in the mortgage may occur.    Landlord represents and warrants to Tenant that Landlord does not currently have a lender.

(b)           Tenant covenants and agrees that Tenant shall execute in recordable form and deliver upon demand of Landlord whatever instruments may be reasonably required to acknowledge and further evidence the subordination of Tenant’s Lease.

(c)           Tenant covenants to comply with all lawful easements, agreements, covenants and restrictions of record pertaining to the Site.

22.           NO WAIVER.

No waiver of any of the terms, covenants, provisions, conditions, rules and regulations required by this Lease and no waiver of any legal or equitable relief or remedy shall be implied by the failure of Landlord or Tenant to assert any rights or to declare any forfeiture or for any other reason, and no waiver of any of said terms, provisions, covenants, rules and regulations shall be valid unless it shall be in writing signed by the Landlord or Tenant as the case may be.  No waiver by Landlord or Tenant or forgiveness of performance by Landlord or Tenant constitutes a waiver of forgiveness of performance in favor of Tenant or Landlord herein, or any other tenants, nor shall the waiver of any pledge of this Lease, or the forgiveness of performance of any one or more of the terms, provisions, conditions, rules and regulations of this Lease be claimed or pleaded by Tenant or Landlord to excuse a subsequent pledge or failure of performance of any of the terms, provisions, conditions, covenants, rules and regulations of this Lease.

23.           VACATION OF PREMISES.

Tenant shall deliver up and surrender to Landlord possession of the Premises, including all Tenant’s alterations (and all replacements thereof), all fixtures (other than Tenant’s Property) permanently attached to the Premises during the term (except such fixtures as Landlord shall direct Tenant to remove), and all property required to be left in the Premises pursuant to this Lease upon the expiration of this Lease or its termination in any way, in as good condition and repair as the same shall be at the commencement of said term (loss by fire or other casualty and ordinary wear and decay only excepted) and deliver the keys at the office of Landlord or Landlord’s agent.  Notwithstanding the foregoing, Landlord and Tenant agree that all laboratory benches, exhaust hoods, walk-in coolers/freezer, and fermentors and the steam- boilers attached thereto are and shall remain the property of Tenant and, subject to the provisions of Section 8 above, may be removed by the Tenant upon the expiration or termination of this Lease.

24.           SHORT FORM LEASE.

This Lease shall not be recorded, but a Memorandum of Lease describing the property herein demised, giving the term of this Lease and renewal rights, if any, and referring to this Lease, may be recorded by either party.  All governmental charges attributable to the execution or recording of the memorandum of this Lease shall be charged to and be paid by the party requesting the recording.

25.           NOTICES.

Any notice or consent required to be given by or on behalf of either party upon the other shall be in writing and shall be deemed received upon first attempted delivery by mailing such notices or consents by registered or certified mail addressed:

to the Landlord at:                               Miles/Commerce Ltd.
c/o Beverly Golden
Champa & Company
4225 Mayfield Road
South Euclid, Ohio 44121

and to the Tenant at:                           Affymetrix, Inc.
3420 Central Expressway
Santa Clara, California  95051
Attention:  General Counsel

with a copy to:                                      Affymetrix, Inc.
26111 Miles Road
Cleveland, Ohio 44128
Attention:   Don Daut
Vice President, Reagent Operations

or such other address as may be specified from time to time, in writing, delivered to the other party provided, however, that from and after the Commencement Date of the term of this Lease notice to Tenant in writing by certified or registered mail to the Premises shall be deemed to be sufficient for all purposes of notice required by this Lease, and shall be effective upon receipt.

26.           APPLICABLE LAW AND CONSTRUCTION.

(a)           The laws of the State of Ohio shall govern the validity, performance and enforcement of this Lease.  The submission of this document for examination does not constitute an offer to lease or a reservation of the Premises and becomes effective only upon the execution and delivery thereof by the Landlord and Tenant.  This Lease may not be modified or altered, except as expressly granted herein.  This Lease has been negotiated by Landlord and Tenant, and the Lease, together with all the terms and provisions hereof, shall not be deemed to have been prepared by either Landlord or Tenant, but by both equally.

(b)           Should any court or agency determine that any provision, term or condition of this Lease is void and/or unenforceable, such provision, term or condition shall be severed herefrom and the remainder of this Lease shall remain in full force and effect.

(c)           Tenant shall have no right to quit the Premises or cancel or rescind this Lease except as said right is expressly granted herein.  This Lease shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(d)           The headings of the several paragraphs contained herein are for convenience only and do not define, limit or construe the contents of such paragraphs.

(e)           Time is declared to be of the essence in all provisions of this Lease.

(f)           This Lease constitutes the entire agreement of the parties.  All previous negotiations, representations and agreements, including prior lease agreements, concerning the Premises, Building and Site are merged into this Lease and shall be void unless expressly incorporated herein.  All prior lease agreements are hereby terminated and shall be of no further force and effect.

27.           TRANSFER OF LANDLORD’S INTEREST; LIABILITY OF LANDLORD.

(a)           If Landlord (or either of them) should sell or otherwise transfer Landlord’s interest in the Premises, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modification or amendment thereof or extensions or renewals thereof, except for such liabilities, which might have accrued prior to the date of such sale or transfer of Landlord’s interest.  The Landlord shall be liable for those items which may accrue under this Lease only while owner of the Premises.  A purchaser from Landlord shall be liable to Tenant for all of Landlord’s obligations under this Lease after the date of transfer.

(b)           If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant shall recover a judgment (or other judicial process) against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Building and Site as the same may then be encumbered and neither Landlord nor if Landlord be a partnership, any of the partners comprising such partnership, or if Landlord be a corporation, any of the officers, directors or shareholders shall be liable for any deficiency.  It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Building and Site as hereinbefore expressly provided.  In the event of the sale or other transfer of Landlord’s right, title and interest in the Building or Site, Landlord shall be released from all liability and obligation hereunder.

(c)           Any agreement, obligation or liability made, entered into or incurred by or on behalf of Landlord binds only the assets of the Landlord, and no agent of the Landlord assumes or shall be held to any personal liability therefor.  Without limiting the generality of the foregoing, the execution of any agreement or the making or entering into or incurring of any liability by any agent of the Landlord shall not constitute such agent’s personal or individual obligations, either jointly or severally, in any capacity or manner whatsoever.

28.           NO PARTNERSHIP.

Landlord is not and shall not become by this Lease or by any rights granted or reserved herein a partner or joint venturer of or with Tenant in the conduct of Tenant’s business or otherwise.

29.           REPRESENTATIONS OF TENANT.

(a)           Tenant does hereby represent and warrant to the Landlord each of the following:

(i)            Tenant is a corporation duly organized and properly existing under the laws of the State of Delaware;

(ii)           Tenant has taken all necessary action to be fully bound by and to enter into the terms and conditions of this Lease and the individuals executing this Lease on the Tenant’s behalf have been fully authorized to bind the Tenant hereto; and

(iii)          The terms and conditions of this Lease and the Tenant’s obligations hereunder do not conflict with or violate the Articles of Incorporation or Code of Regulations of Tenant, nor any other material agreement to which Tenant may be a party.

30.           MORTGAGE FINANCING.

Upon request Tenant agrees to execute and deliver to Landlord estoppel letter as required by Landlord or by Landlord’s mortgage lenders.  Tenant, at Landlord’s expense, will cooperate with Landlord so that Landlord will be able to sell, transfer or lease the Site or to procure mortgage financing for the Site.

31.           QUIET ENJOYMENT.

Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant’s part, Tenant shall at all times during the continuance hereof have peaceable and quiet enjoyment and possession of the Premises without hindrance from Landlord or any person or persons lawfully claiming the Premises, subject, however, to the terms of this Lease and to all agreements to which this Lease is subordinate.

32.           EXISTING LEASE; BUILDING 26101 LEASE.

Notwithstanding anything to the contrary Tenant may terminate this lease if (i) the Existing Lease is terminated prior to the Commencement Date for any reason other than Tenant’s default and (ii) Tenant’s lease with Landlord of the premises at 26101 Miles Road, Warrensville Heights, Ohio (the “Building 26101 Lease”) is terminated for any reason other than Tenant’s default; provided, however, that Tenant represents that as of the date of execution of this Lease it does not know of current grounds for termination of this Lease or the Building 26101 Lease and has no current intention to terminate either such lease.

[The remainder of this page is left intentionally blank.]

CLE - 2262798.3

IN WITNESS WHEREOF, the parties hereto set their hands to four (4) counterparts hereof, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Lease, to be effective as of the date first written above.

Signed in the Presence of:	“LANDLORD”

26111 MILES ROAD LTD, an Ohio limited liability company

/s/ Laura M. Letellier___________________                                                                    /s/ Thomas A. Mann
Printed Name: Laura M. Lettellier                                                                                           By:  Thomas A. Mann, Member

/s/ Kathleen O’Brien___________________
Printed Name: Kathleen O’Brien

/s/ Steven Simon______________________                                                                    /s/ Robert A. Mann
Printed Name: Steven Simon                                                                                                   By: Robert A. Mann, Member

/s/ Patrick S. Pratt
Printed Name: Patrick S. Pratt

                                    “TENANT”

                                    AFFYMETRIX, INC., a Delaware corporation

/s/ Lucy Reynolds                                                                                                                    By: /s/ Wayne Woodard_______________
Printed Name: Lucy Reynolds                                                                                                Printed Name: Wayne Woodard
                                     Its:  Senior Vice President,
/s/ Catherine Ferandin                                                                                                             Global Operations
Printed Name: Catherine Ferandin

STATE OF Florida                                                                    )
                     ) SS:
COUNTY OF Palm Beach                                                        )

BEFORE ME, a Notary Public in and for said County and State, appeared 26111 Miles Road Ltd., an Ohio limited liability company, by its Member, Thomas A. Mann, who acknowledged that he did sign the foregoing instrument on behalf of said limited liability company and that the same is his free act and deed and the free act and deed of the limited liability company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at Palm Beach Gardens, FL, this 18 day of March, 2010.

[Notary Seal]                                                                                                                             /s/ Linda L. George
                    NOTARY PUBLIC

STATE OF Florida                                                                    )
                     ) SS:
COUNTY OF Broward                                                              )

BEFORE ME, a Notary Public in and for said County and State, appeared 26111 Miles Road Ltd., an Ohio limited liability company, by its Member, Robert A. Mann, who acknowledged that he did sign the foregoing instrument on behalf of said limited liability company and that the same is his free act and deed and the free act and deed of the limited liability company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at Broward, FL, this 8 day of March, 2010.

                    /s/ Rachel J. Cohen
                    NOTARY PUBLIC

                    [Notary Seal]

STATE OF CALIFORNIA                                                       )
                                                                                                     ) SS
COUNTY OF SANTA CLARA                                               )

On February 19, 2010 before me, Amy T. Monbourquette, Notary Public, personally appeared Wayne Woodard, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PURJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Amy T. Monbourquette                                                                   [Notary Seal]
Amy T. Monbourquette, Notary Public

This Instrument Prepared By:

Warren Goldenberg, Esq.
Hahn Loeser + Parks LLP
200 Public Square, Suite 2800
Cleveland, Ohio  44114
(216) 621-0150

CLE - 2262798.3

EXHIBIT A

That certain parcel of land situated in the City of Warrensville Heights, County of Cuyahoga and State of Ohio and known as being part of Original Warrensville Township Lot No. 102 and bounded and described as follows:

Beginning at the southwesterly corner of the said Original Warrensville Township Lot No. 102 which is also the center line of Miles Road (formerly North Miles Road).

Thence along the center line of Miles Road and southerly line of said Original Warrensville Township Lot No. 102 North 89° 58' 55" East 240.13 feet to a point in the center line of Miles Road and being the principal place of beginning.

Thence North 0° 11' 20" East 461.00 feet to a point; thence North 89° 58' 55" East 205.00 feet to a point on the westerly side line of a 1.00 foot strip of land conveyed to Nutritional Biochemicals Corp. by deed recorded in Volume 11690, Page 761 Cuyahoga County Deed Records; thence North 89° 58' 55" East 1.00 foot to a point on the westerly side of Commerce Parkway; thence South 0° 11' 20" West 431.00 feet to a point on the northerly side line of Miles Road; thence along the northerly side line of Miles Road South 89° 58' 55" West 1.00 foot to a point, being the southwesterly corner of the aforesaid 1.00 foot strip; thence South 0 11' 20" West 30.00 feet to a point in the centerline of Miles Road; thence along the center line of Miles Road and southerly line of said Original Warrensville Township Lot No. 102 South 89° 58' 55" West 205.00 feet to the place of beginning and containing 2.179 acres of land, be the same more or less, but subject to all legal highways.

Parcel No. 763-33-17

CLE - 2262798.3